SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Concord Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Item 1 ELECTION OF DIRECTORS
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
EQUITY COMPENSATION PLAN INFORMATION
STOCKHOLDER PROPOSALS
EXPENSES AND SOLICITATION

CONCORD COMMUNICATIONS, INC.

600 Nickerson Road
Marlborough, Massachusetts 01752

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on April 30, 2003

TO THE STOCKHOLDERS:

      The Annual Meeting of Stockholders of Concord Communications, Inc., a Massachusetts corporation (the “Corporation”), will be held on Wednesday, April 30, 2003, at 8:00 A.M., at the offices of the Corporation, 600 Nickerson Road, Marlborough, Massachusetts, 01752, to consider and act upon the following:

1.	To elect two members to the Corporation’s Board of Directors to serve for a three-year term as Class III Directors or until their successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

      Stockholders entitled to notice of, and to vote at, the meeting shall be determined as of the close of business on March 3, 2003, the record date fixed by the Board of Directors for such purpose. All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

DOUGLAS A. BATT
Executive Vice President, General Counsel and Clerk

Marlborough, Massachusetts

March 31, 2003

CONCORD COMMUNICATIONS, INC.

600 Nickerson Road
Marlborough, Massachusetts 01752

PROXY STATEMENT

March 31, 2003

      Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Concord Communications, Inc. (the “Corporation”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 30, 2003, at 8:00 A.M., at the offices of the Corporation, 600 Nickerson Road, Marlborough, Massachusetts 01752 and at any postponements or adjournments thereof.

      Only stockholders of record as of the close of business on March 3, 2003, (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 17,256,828 shares (excluding treasury shares) of common stock of the Corporation, par value $.01 per share (the “Common Stock”) were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and stockholders may vote in person or by proxy. A majority in interest of all shares issued, outstanding, and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time without further notice. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it only by written notice to the Clerk to the offices of the Corporation delivered at any time before it is exercised, including at the Annual Meeting.

      The persons named as attorneys-in-fact in the proxies are officers of the Corporation. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. With respect to the election of the Class III Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee’s name in the space provided on the proxy. The proxies will be voted as stated below under “Election of Directors.” Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification. If no specification is indicated, the shares represented by the proxy will be voted FOR. The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when an individual holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the individual does not have discretionary voting power and has not received instructions from the beneficial owner. The Class III Directors will be elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. Stockholders do not have cumulative voting rights with respect to the election of Directors. On any other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present, or represented, and entitled to vote at the meeting is required for approval. An automated system administered by the Corporation’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each separate matter. Broker “non-votes” are not so included.

      The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

      This proxy statement and the accompanying proxy were first mailed to stockholders on or about March 31, 2003. A copy of the Corporation’s Annual Report on Form 10-K to Stockholders, containing financial statements for the fiscal year ended December 31, 2002, also accompanied this proxy statement and the proxy.

Item 1

ELECTION OF DIRECTORS

      The Board of Directors has unanimously nominated and recommended both John A. Blaeser, who has been President, Chief Executive Officer and Chairman of the Board since January 1996 and a Director of the Corporation since 1985, and Richard M. Burnes Jr., who has been a Director of the Corporation since 1995, for re-election as Class III Directors. If re-elected, the Class III nominees will hold office until the Annual Meeting of Stockholders to be held in 2006, or until their successors shall have been elected and shall have been qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless the nominee is unable or unwilling to serve) for the election of the Class III nominees. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of Directors at a lesser number. As set forth in the By-Laws and Articles of Organization of the Corporation, the Corporation is currently authorized by its Board of Directors to elect up to seven directors. At present, six directors comprise the Board of Directors. In accordance with its authority, the Board of Directors may add up to one director upon identification and qualification of a suitable candidate. Proxies voted in connection with the Annual Meeting cannot be voted for a greater number of persons than the number of nominees named herein.

      The following table and the accompanying footnotes set forth the names of the nominees for re-election as Directors at the Annual Meeting and the names of the Directors, the year each nominee or Director was first appointed or elected to be a Director, the principal occupation of each nominee or Director during the past five years, and the ages of each nominee or Director.

	Principal Occupation and	Year Current
	Business Experience During	Term Will Expire
Nominee’s Or Director’s Name And Year Nominee Or Director First	Previous Five Years	By Class(1)
Became Director
John A. Blaeser(8)	President, Chief Executive Officer and Chairman of the Board(2)	2003/III
Frederick W.W. Bolander	Director(3)	2005/II
Richard M. Burnes, Jr.(8)	Director(4)	2003/III
Jack M. Cooper	Director(5)	2005/II
Deepak Kamra	Director(6)	2004/I
Robert M. Wadsworth	Director(7)	2004/I

(1)	Effective immediately prior to the Annual Meeting.

(2)	Mr. Blaeser, 61, has been President, Chief Executive Officer and Chairman of the Board since January 1996 and a Director of the Corporation since 1985. Mr. Blaeser is also a director of Network Engines, Inc.

(3)	Mr. Bolander, 41, has been a Director of the Corporation since April 1995. Since January 1999, Mr. Bolander has been a Managing Director of Gabriel Venture Partners, a venture capital firm. From October 1994 to December 1998, Mr. Bolander was employed by Apex Investment Partners, where he acted as a General Partner from April 1996 to December 1998.

(4)	Mr. Burnes, 61, has been a Director of the Corporation since December 1995. Mr. Burnes has been a General Partner of Charles River Ventures, a venture capital firm, since 1970. Mr. Burnes is also a director of Speechworks International, Inc.

(5)	Mr. Cooper, 63, has been a Director of the Corporation since September 2002. Mr. Cooper was employed by Bristol-Myers Squibb Company as Vice President of Information Management and Chief Information Officer from 1995 to 2002. Presently, Mr. Cooper is President and Founder of JMCooper and Associates, an Information Technology consulting firm. Mr. Cooper was elected to the Board of Directors on September 24, 2002.

(6)	Mr. Kamra, 46, has been a Director of the Corporation since November 1993. Mr. Kamra has been employed by Canaan Partners, a venture capital firm, since March 1991, serving as a General Partner of the firm since March 1995.

(7)	Mr. Wadsworth, 42, has been a Director of the Corporation since April 1993. Mr. Wadsworth has been Managing Director of HarbourVest Partners, LLC since January 1997. Mr. Wadsworth is also a director of Trintech Group, PLC, Network Engines, Inc., ePresence, Inc., and Switchboard, Inc.

(8)	Mr. Blaeser and Mr. Burnes are presently nominated for re-election to the Board of Directors.

The Board of Directors unanimously recommends a vote “FOR” the re-election of

Mr. Blaeser and Mr. Burnes as Class III Directors.

Board of Directors Meetings and Committees

      The Corporation has regular meetings of its Board of Directors. The Board of Directors is empowered to exercise all the powers of the Corporation except as otherwise provided by law or by the Articles of Organization or the By-Laws. The Board of Directors of the Corporation met five times and took action by unanimous written consent five times during the fiscal year ended December 31, 2002. From January 1, 2002 until September 23, 2002, the Board of Directors consisted of Messrs. Blaeser, Bolander, Burnes, Kamra, and Wadsworth. On September 24, 2002, Mr. Cooper was elected to the Board of Directors and joined the aforementioned Directors comprising the Board of Directors for the remainder of the fiscal year ended December 31, 2002. In addition to meeting regularly as a Board of Directors, the Board of Directors has established an Audit Committee and a Compensation Committee and delegated authority to these committees as necessary to accomplish their objectives. All Directors, other than Mr. Kamra, attended at least 75% of the aggregate of the total number of meetings of the Board of Directors during the fiscal year ended December 31, 2002.

      The Audit Committee, which oversees the accounting and financial functions of the Corporation, including matters relating to the appointment and activities of the Corporation’s independent auditors, met eight times during the fiscal year ended December 31, 2002. From January 1, 2002 to September 23, 2002, the members of the Audit Committee consisted of Messrs. Burnes, Kamra, and Wadsworth. On September 24, 2002, Mr. Cooper was elected to the Audit Committee and attended all Audit Committee meetings for the remainder of the fiscal year ended December 31, 2002. Following the conclusion of the Audit Committee meeting on October 11, 2002, Mr. Kamra resigned as a member of the Audit Committee, but remained on the Board of Directors. Following Mr. Kamra’s resignation, the Audit Committee was composed of Messrs. Burnes, Cooper, and Wadsworth. All Directors who were members of the Audit Committee attended at least 75% of the aggregate of the total number of meetings of the Audit Committee.

      The Compensation Committee, which determines the compensation and benefits of the Corporation’s executive officers, met once during the fiscal year ended December 31, 2002 and took action by unanimous written consent two times. The Compensation Committee also administers the Corporation’s stock option plans, including: the 1995 Stock Option Plan, the 1997 Stock Plan, as amended, the 1997 Non-Employee Director Stock Option Plan, as amended, the 1997 Employee Stock Purchase Plan, the 2000 Non-Executive Employee Equity Incentive Plan, and the 2001 Non-Executive Employee Stock Purchase Plan. During the fiscal year ended December 31, 2002, the members of the Compensation Committee consisted of Messrs. Bolander, Burnes, and Wadsworth. All Directors who were members of the Compensation Committee attended at least 75% of the aggregate of the total number of meetings of the Compensation Committee.

Director Compensation

     Directors Fees

      Directors who are not employees of the Corporation (also referred to as “outside Directors”), who currently consist of Messrs. Bolander, Burnes, Cooper, Kamra, and Wadsworth each received $1,000 for each meeting of the Board of Directors in which they participated. In addition to compensation received for participating in each meeting of the Board of Directors, outside Directors of the Corporation were paid for meetings of committees of the Board of Directors in which they participated as follows: (1) $500 for each Audit Committee meeting, and (2) $500 for each Compensation Committee meeting. Outside Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings. Prior to the Corporation’s initial public offering, outside Directors were eligible for participation in the Corporation’s 1995 Stock Option Plan, but the ability to grant options under the 1995 Stock Option Plan terminated upon completion of the Corporation’s initial public offering. Currently, outside Directors are eligible for participation in the Corporation’s 1997 Non-Employee Director Stock Option Plan, as amended, as discussed below.

     1995 Stock Option Plan

      Prior to the Corporation’s initial public offering, the Corporation granted stock options to outside Directors under its 1995 Stock Option Plan (the “1995 Stock Plan”). Pursuant to the terms of the 1995 Stock Plan and each outside Director’s respective stock option agreement, options granted under the 1995 Stock Plan are exercisable within eight years of the original grant date and generally vest over a period of four years from the date of grant. As of March 3, 2003, options to purchase up to an aggregate of 51,235 shares of Common Stock were outstanding, at a weighted average exercise price of $4.36 per share. Each stock option agreement governing options granted under the 1995 Stock Plan provides for the acceleration of vesting of the option by eighteen months upon the consummation of a “change in control” of the Corporation. The Corporation’s ability to make additional grants or awards under the 1995 Stock Plan was terminated upon the completion of the Corporation’s initial public offering in October 1997; however, the 1995 Stock Plan continues to govern all options, awards and other grants granted and outstanding under the 1995 Stock Plan.

     1997 Non-Employee Director Stock Option Plan, as amended

      The 1997 Non-Employee Director Stock Option Plan, as amended (the “Non-Employee Director Plan”), providing for the annual grant of stock options to purchase shares of Common Stock to outside Directors, was adopted by the Board of Directors in July 1997 and approved by the stockholders on September 9, 1997. Following approval by the stockholders at the 2002 Annual Meeting, the aggregate number of shares reserved for issuance under the Non-Employee Director Plan was increased by 200,000 shares to 330,000 shares.

      As of March 3, 2003, options to purchase up to an aggregate of 147,500 shares of Common Stock were outstanding to outside Directors of the Corporation under the Non-Employee Director Plan, at a weighted average exercise price of $19.24 per share. The allocation of shares to outside Directors will be in accordance with the Non-Employee Director Plan as currently adopted and as specified below. All outside Directors, on the day such person is first elected to the Board of Directors, will be granted an option to acquire up to 20,000 shares of Common Stock. Outside Directors are also granted 7,500 shares of Common Stock reserved under the Non-Employee Director Plan immediately following the final adjournment of each Annual Meeting. The Non-Employee Director Plan is administered by the Compensation Committee of the Board of Directors. The class of participants eligible to participate in the Non-Employee Director Plan is currently five members, who are all acting as outside Directors.

      The exercise price of options granted under the Non-Employee Director Plan will be 100% of the fair market value per share of the Common Stock on the date the option is granted. Options granted to each outside Director under the Non-Employee Director Plan will become initially exercisable over a four-year period following the date of grant. Under their respective stock option agreements, each outside Director’s options will expire on the eighth anniversary of the grant date. If an optionee ceases to be an outside Director of the Corporation, each option, which is not then exercisable will terminate, and any portion of his or her options that are vested, but not exercised, may be exercised within 60 days of the date such outside Director ceased to be an outside Director. Any vested options not exercised within 60 days of the date such outside Director ceased to be an outside Director will automatically terminate. In the event of a merger, consolidation, or similar corporate transaction, the vesting of all outstanding options under the Non-Employee Director Plan will be accelerated so that all outstanding options are vested and exercisable in full prior to the consummation of such transaction. If such options are not exercised prior to the consummation of such transaction, and are not assumed or replaced by the successor entity, such options will terminate.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of March 3, 2003, information relating to the beneficial ownership of Common Stock by each Director, each executive officer named in the Summary Compensation Table on page 7 and by all Directors and executive officers as a group.

	Amount and Nature	Percent of
Name and Address(1)	of Ownership(2)(3)	Class

John A. Blaeser	608,731	3.52%
Melissa H. Cruz	97,747	*
Ferdinand Engel	304,757	1.77%
Ellen Kokos	34,061	*
Daniel Sheahan	17,432	*
Frederick W.W. Bolander	89,411	*
Richard M. Burnes, Jr.	97,875	*
Jack M. Cooper	0	*
Deepak Kamra	27,375	*
Robert M. Wadsworth	56,975	*
All executive officers and directors as a group (11 people)	1,350,299 (4)	7.82%

*	less than 1%

(1)	The address for each named person is c/o Concord Communications, Inc., 600 Nickerson Road, Marlborough, MA 01752.

(2)	All named persons possess sole voting and sole dispositive power with respect to the shares, except for Mr. Bolander, who has disclaimed beneficial ownership of 200 shares of the Common Stock, which shares are beneficially owned by his wife.

(3)	Includes shares of Common Stock which have not been issued, but which are subject to options that either are presently exercisable or will become exercisable within 60 days of March 3, 2003, as follows: Mr. Blaeser, 443,436 shares; Ms. Cruz, 97,747 shares; Mr. Engel, 244,562 shares; Ms. Kokos, 34,061 shares; Mr. Sheahan, 17,432 shares; Mr. Bolander, 19,375 shares; Mr. Burnes, 26,875 shares; Mr. Cooper, 0 shares; Mr. Kamra, 19,375 shares; and Mr. Wadsworth, 19,375 shares.

(4)	The group is composed of the individuals named in the Summary Compensation Table on page 7 below, and includes Douglas Batt, Executive Vice President and General Counsel, and those persons who were outside Directors of the Corporation on March 3, 2003. The total includes 922,238 shares of Common Stock that the outside Directors and executive officers as a group have the right to acquire, either presently or within 60 days, by exercise of stock options granted under the Corporation’s stock plans.

      Listed below are certain persons who, to the knowledge of the Corporation on February 14, 2003, own beneficially more than five percent of Common Stock outstanding at such date.

	Amount and Nature		Percent of
Name and Address of Beneficial Holder	of Ownership		Class

T. Rowe Price Associates, Inc.	969,100	(1)	5.6%
100 E. Pratt Street Baltimore, MD 21202

Firsthand Capital Management, Inc,	1,428,300	(2)	8.4%
Firsthand Funds, and Kevin M. Landis 125 South Market San Jose, CA 95113

Brown Capital Management, Inc.	3,337,900	(3)	19.5%
1201 N. Calvert Street Baltimore, MD 21202

(1)	According to a Schedule 13G filed as of February 11, 2003, T. Rowe Price Associates, Inc. has sole voting power of 160,200 shares of Common Stock and sole power to dispose of 969,100 shares of Common Stock. The securities are owned by various individual and institutional investors, for whom T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. T. Rowe Price Associates, Inc. expressly disclaims beneficial ownership as to all shares of the Common Stock.

(2)	According to a Schedule 13G jointly filed on February 11, 2003 by Firsthand Capital Management, Inc., Firsthand Funds, and Kevin M. Landis (collectively the “Joint Filers”), the Joint Filers have sole voting power and sole power to dispose of 1,428,300 shares of Common Stock. Kevin M. Landis is listed as a “control person” within Schedule 13G. Kevin M. Landis disclaims beneficial ownership as to all shares of Common Stock beneficially owned for purposes of Schedule 13G by Firsthand Capital Management, Inc. and Firsthand Funds.

(3)	According to a Schedule 13G filed on February 11, 2003 by Brown Capital Management, Inc., Brown Capital Management, Inc. has sole voting power of 2,655,700 shares of Common Stock and sole power to dispose of 3,337,900 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based on a review of the Forms received by the Corporation, the Corporation believes that, with respect to the fiscal year ended December 31, 2002, the directors, executive officers, and any other person subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, except as set forth below, complied with all applicable Section 16 filing requirements on a timely basis. Mr. Blaeser, Mr. Bolander, Ms. Cruz, Mr. Engel, and Ms. Kokos each filed a late Form 4 for one transaction during the fiscal year ended December 31, 2002.

EXECUTIVE COMPENSATION

      The following Summary Compensation Table sets forth the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation for the three fiscal years most currently ended (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
	Annual Compensation				Awards(3)

				Other Annual	Securities
Name and Principal Position	Year	Salary(1)	Bonus(2)	Compensation	Underlying Options

John A. Blaeser	2002	$345,013	$120,000	—	100,000
President, Chief Executive Officer	2001	330,012	20,625	—	155,000
and Chairman of the Board	2000	300,011	128,250	—	100,000

Melissa H. Cruz	2002	212,508	56,250	—	30,000
Executive Vice President, Business	2001	200,007	0	—	55,000
Services and Chief Financial Officer	2000	146,881	45,600	—	90,000

Ferdinand Engel	2002	282,510	75,000	—	40,000
Executive Vice President, Engineering	2001	265,010	0	—	65,000
and Chief Technology Officer	2000	232,092	66,975	—	65,000

Ellen Kokos(4)	2002	222,508	61,750	—	30,000
Executive Vice President, Marketing	2001	191,026	0	—	105,000
	2000	—	—	—	—

Daniel Sheahan(5)	2002	162,506	71,416	$48,365 (6)	40,000
Executive Vice President, Worldwide	2001	—	—	—	—
Sales and Professional Services	2000	—	—	—	—

(1)	The amounts in the “Salary” column represent the earned annual salary for each of the Named Executive Officers, which is paid semi-monthly.

(2)	The amounts in the “Bonus” column represent bonuses earned in the year during which services were rendered.

(3)	The Corporation did not make any restricted stock awards, grant any stock appreciation rights, nor make any long-term incentive payouts during the fiscal year ended December 31, 2002 to its Named Executive Officers.

(4)	Ms. Kokos was appointed Executive Vice President, Marketing on February 5, 2001. Ms. Kokos was not employed by the Corporation prior to her appointment as Executive Vice President, Marketing.

(5)	Mr. Sheahan was appointed Executive Vice President, Worldwide Sales and Professional Services on November 18, 2002. Prior to his appointment as Executive Vice President, Worldwide Sales and Professional Services, Mr. Sheahan was Vice President, Worldwide Sales for the Corporation.

(6)	Mr. Sheahan’s other compensation reflects the amount of taxable benefit received by Mr. Sheahan as part of his agreement to relocate from Australia to the United States. In connection with Mr. Sheahan’s employment with the Corporation in the United States, the Corporation has agreed to pay the expenses incurred by Mr. Sheahan and his family during an annual visit to Australia.

      The following table provides information with respect to stock option grants by the Corporation to the Named Executive Officers in the fiscal year ended December 31, 2002. The Corporation did not grant any stock appreciation rights in the fiscal year ended December 31, 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realized Value at
	Number of	Percentage of			Assumed Annual Rates of Stock
	Securities	Total Options			Price Appreciation for Option
	Underlying	Granted to	Exercise		Term(2)
	Options	Employees in	Price	Expiration
Name	Granted(1)	Fiscal Year	($/share)	Date	5%	10%

John A. Blaeser	100,000	10.69%	$9.01	12/20/2010	$430,187.35	$1,030,373.52

Total	100,000	10.69%			$430,187.35	$1,030,373.52

Melissa H. Cruz	30,000	3.21%	$9.01	12/20/2010	$129,056.21	$309,112.06

Total	30,000	3.21%			$129,056.21	$309,112.06

Ferdinand Engel	40,000	4.28%	$9.01	12/20/2010	$172,074.94	$412,149.41

Total	40,000	4.28%			$172,074.94	$412,149.41

Ellen Kokos	30,000	3.21%	$9.01	12/20/2010	$129,056.21	$309,112.06

Total	30,000	3.21%			$129,056.21	$309,112.06

Daniel Sheahan	40,000	4.28%	$7.51	11/18/2010	$143,427.62	$343,534.08

Total	40,000	4.28%			$143,427.62	$343,534.08

(1)	Stock options were granted under the 1997 Stock Option Plan at an exercise price equal to the fair market value of the Common Stock on the date of grant. Under their respective stock option agreements, each Named Executive Officer’s options will expire on the eighth anniversary from the date of grant. The options generally become exercisable as follows: 25% on the first anniversary of the date of grant and quarterly for the remaining three years. Upon termination of employment, each option, which is not then exercisable, will terminate, and any options that are vested, but not exercised, may be exercised within 60 days of the date of termination of employment. Any vested options not exercised within 60 days of termination of employment will automatically terminate.

(2)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of the option term assuming the specified annualized rates of appreciation (5% and 10%) of the Common Stock over the term of the options. The annualized rates of appreciation set forth in this table do not reflect the Corporation’s estimate of future stock price increases. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock.

      The following table provides information on stock option exercises in the fiscal year ended December 31, 2002 by the Named Executive Officers, the value realized upon such exercises, and the value of each Named Executive Officer’s unexercised options at December 31, 2002.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares Acquired		Options Held at		In-the-Money Options at
	Upon Option		December 31, 2002		December 31, 2002(2)
	Exercise During	Value
Name	2002	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

John A. Blaeser	0	$0	413,437	292,188	$165,663	$115,100
Melissa H. Cruz	1,500	$22,968.00	82,093	109,407	$31,077	$34,530
Ferdinand Engel	0	$0	223,063	133,438	$61,321	$46,040
Ellen Kokos	12,500	$96,000.00	25,312	97,188	$0	$0
Daniel Sheahan	2,000	$19,350.00	13,928	61,126	$9,204	$87,549

(1)	Amounts are calculated by subtracting exercise price of the options from the fair market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the Named Executive Officers.

(2)	Value is based on the difference between the option exercise price and the fair market value as quoted on The NASDAQ National Market of $8.99 per share on December 31, 2002 multiplied by the number of shares underlying the option, and do not reflect amounts that actually may be received by the Named Executive Officer upon exercise of options.

COMPENSATION COMMITTEE REPORT

Purpose of the Compensation Committee

      The compensation committee of the Corporation’s Board of Directors (the “Committee”) has the exclusive authority to establish the level of base salary payable to the President and Chief Executive Officer and other executive officers of the Corporation and to administer the Corporation’s stock option plans, including the 1995 Plan, the 1997 Stock Plan, as amended, the 1997 Non-Employee Director Stock Option Plan, as amended, the 1997 Employee Stock Purchase Plan, the 2000 Non-Executive Employee Equity Incentive Plan, and the 2001 Non-Executive Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual variable compensation incentive payment programs to be in effect for the President and Chief Executive Officer and other executive officers. The Committee is composed of Messrs. Bolander, Burnes, and Wadsworth, all of whom are outside Directors who have never served as officers of the Corporation.

General Compensation Policy

      The Committee believes that the compensation programs for executive officers of the Corporation should be designed to attract, motivate, and retain talented executives responsible for the success of the Corporation and should be determined within a competitive framework and based on the achievement of overall financial results and individual contributions. The Committee’s objectives are to:

(1) offer a compensation package that is competitive with comparable talent at comparable software companies;

(2) provide annual variable incentive awards in the form of cash bonuses that take into account the Corporation’s overall financial performance relative to corporate objectives; and

(3) align the financial interests of executive officers with those of the stockholders by providing significant equity-based, long-term incentive awards.

      Currently, compensation under the executive compensation program is composed of cash compensation in the form of annual base salary and bonus, and long-term incentive compensation in the form of stock options.

Compensation Components and Process

  Base Salary

      The Committee reviews annually the cash compensation of its executive officers. The base salary for each executive officer is set on the basis of the responsibilities of the position held, the experience and performance of the individual, and a review of comparable positions based on surveys of the industry.

  Variable Incentive Awards — Cash Bonuses

      The Committee has the discretion to award incentive payments in the form of cash bonuses to executive officers based upon the performance of the Corporation. In determining the amount to be paid to executive officers, the Committee assesses the performance of the Corporation during the fiscal year with regard to financial performance guidelines and attainment of strategic objectives. Financial performance guidelines used by the Committee are based upon the revenue and operating profit generated by the Corporation. The Committee selected revenue and operating profit because: (1) they are critical to the success of the Corporation; (2) they have a direct effect on shareholder value; and (3) they are subject to quantifiable measurement. The strategic objectives of the Corporation are designed to position the Corporation for future growth and long-term success. In the 2002 fiscal year, the Committee awarded bonuses to each of the Corporation’s executive officers as follows: Mr. Blaeser, $120,000; Ms. Cruz, $56,250; Mr. Engel, $75,000; and Ms. Kokos, $58,750. Mr. Batt and Mr. Sheahan were appointed as executive officers of the Corporation on November 18, 2002, but were not eligible for incentive payments as executive officers during the 2002 fiscal year.

  Long Term Stock-Based Incentive Awards

      During the 2002 fiscal year, the Committee made option grants under the 1997 Stock Plan to each of the executive officers. Each grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Each option vests in periodic installments over a four-year period, as specified in the option agreements applicable to each executive officer. These option grants were made to each of the executive officers at an exercise price equal to the closing price of shares of the Common Stock on the day that the options were granted as reported on The NASDAQ National Market. Mr. Blaeser, Ms. Cruz, Mr. Engel, and Ms. Kokos each received an option grant on December 20, 2002 and Mr. Sheahan and Mr. Batt each received an option grant on November 18, 2002 as a component of their compensation packages upon becoming executive officers of the Corporation. Generally, stock options are granted when an executive officer joins the Corporation or when an employee is promoted to an executive position. Additional options are granted on the basis of the individual’s performance, potential for future responsibility, and the number of unvested options held by the individual at the time of the new grant. The grants are designed to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Corporation effectively.

  Chief Executive Officer Compensation

      The 2002 compensation package for Mr. Blaeser, the Corporation’s President and Chief Executive Officer, was approved by the Committee on January 22, 2002 and included: base salary, incentive compensation, and stock options. In addition to his compensation package stated above, Mr. Blaeser also receives employee benefits that are generally available to employees of the Corporation. The components of the compensation package for the President and Chief Executive Officer are the same as those of the other executive officers of the Corporation and his base salary, incentive compensation, and stock option awards are assessed and awarded by the Committee according to the compensation policies applicable to all executive officers of the Corporation as stated above.

      Mr. Blaeser earned $345,013 in base salary during the 2002 fiscal year. In 2002, Mr. Blaeser received incentive compensation in the amount of $120,000. During the 2002 fiscal year, Mr. Blaeser was granted an option to purchase 100,000 shares of Common Stock. Mr. Blaeser’s option grant was granted at the same time and at the same exercise price as the option grants awarded to the Corporation’s other executive officers. Similarly to the other executive officers, Mr. Blaeser’s option grant represents a substantial portion of his total compensation and was designed to tie his compensation to the appreciation in the value of the Common Stock over the option term and to align his financial interests with the financial interests of the stockholders of the Corporation.

  Compliance With Internal Revenue Code Section 162(m)

      In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Committee’s present intention that, for so long as it is consistent with its overall compensation objective, to structure executive compensation to minimize the application of substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

  Other Elements Of Executive Compensation

      Executive officers are eligible for Corporation-wide medical and dental benefits and participation in a 401(k) plan. In addition, executives participate in a Corporation-wide long-term disability insurance program and a group term life insurance program.

Compensation Committee

Robert M. Wadsworth (Chair)
Frederick W.W. Bolander
Richard M. Burnes, Jr.

Compensation Committee Interlocks and Insider Participation

      Messrs. Bolander, Burnes, and Wadsworth comprised the Compensation Committee for the fiscal year ended December 31, 2002. No member of the Compensation Committee was at any time during the past fiscal year an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, nor had any relationship with the Corporation requiring disclosure herein.

      During the fiscal year ended December 31, 2002, no executive officer of the Corporation served as a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions, or in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a member of the Compensation Committee or as a Director of the Corporation. In addition, during the last fiscal year, no executive officer of the Corporation served as a member of the compensation committee of another entity.

Employment Agreements

      As of December 31, 2002, the Corporation has entered into a Management Change in Control Agreement (the “Management Agreements”) with each of: John A. Blaeser, Douglas A. Batt, Melissa H. Cruz, Ferdinand Engel, Ellen Kokos, and Daniel Sheahan. Pursuant to the terms of the Management Agreements, each of the foregoing executive officers (other than Mr. Blaeser) is entitled to receive a single severance payment in cash in an amount equal to six months’ base annual salary (and equal to twelve months’ base annual salary in the case of Mr. Blaeser) if any such executive officer is terminated by the Corporation without cause or such executive officer voluntarily terminates his employment with the Corporation for “good reason” (each a “Termination Event”), in each case within six months of a change in control of the Corporation. In addition, effective upon a change in control of the Corporation, the vesting date for each such executive officer’s unvested options shall be accelerated by a period of 24 months. If within 24 months of a change in control of the Corporation there is a Termination Event, all of such executive officer’s remaining unvested options will become fully vested. Each such executive officer has entered into a non-competition agreement with the Corporation pursuant to which each such executive officer has agreed following a change in control of the Corporation not to compete with the Corporation for a period of six months if such executive officer has been terminated with or without cause by the Corporation or has voluntarily terminated his employment for “good reason.”

      In addition, certain of Mr. Blaeser’s option agreements provide for automatic acceleration of all of his unvested options following a merger, consolidation, or a sale, conveyance or disposition of all or substantially all, of the assets of the Corporation or if he is no longer a director of the Corporation, other than by reason of death, disability, or resignation.

      The Corporation and Mr. Sheahan entered into an employment agreement on August 10, 2001, when Mr. Sheahan relocated from Australia to the United States in connection with his promotion to Vice President, Worldwide Sales. The employment agreement provides for participation in the Corporation’s commission plan with target compensation of $90,000 for achieving 100% of his sales quota, a one-time stipend of $10,000 for miscellaneous moving costs, a temporary housing allowance and annual travel to Australia for Mr. Sheahan and his immediate family (as set forth in greater detail in note 6 to the Summary Compensation Table on page 7). Upon Mr. Sheahan’s promotion to Executive Vice President, Worldwide Sales and Professional Services, Mr. Sheahan’s annual compensation increased from the amount set forth in the employment agreement to the amount set forth in the Executive Compensation section beginning on page 7. The employment agreement has not been amended to reflect the increase in compensation. The employment agreement terminates on May 1, 2003, but may be renewed upon agreement of the parties.

PERFORMANCE GRAPH (1)

      The following graph compares the change in the Corporation’s cumulative total stockholder return in its Common Stock during the period from the Corporation’s initial public offering through December 31, 2002 with the cumulative total return on The NASDAQ National Market — U.S. Index and the RDG Software Composite Index, and includes the cumulative total return on the H&Q Software Sector Index during the period from the Corporation’s initial public offering through December 31, 2001. The comparison assumes $100.00 was invested on October 15, 1997 at the market price as of the close of business in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

COMPARE CUMULATIVE TOTAL RETURN AMONG

CONCORD COMMUNICATIONS, INC.,
NASDAQ MARKET INDEX AND RUSSELL MIDCAP INDEX

ASSUMES $100 INVESTED ON OCT. 15, 1997

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2002

Date	10/15/97	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Corporation	100.00	148.21	405.36	316.96	62.50	147.50	64.21

RDG Software Composite Index(2)	100.00	105.20	118.12	137.56	146.84	136.56	112.71

H&Q Software Sector Index(2)	100.00	94.99	124.10	262.95	211.10	138.11	No Index Available

NASDAQ Index	100.00	91.37	128.75	232.61	144.04	111.18	92.20

(1)	This graph is not “soliciting material” under Regulation 14A or 14C of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The H&Q Software Sector Index was discontinued as an index during the fiscal year ended December 31, 2002 and will not be available to the Corporation as a performance indicator of the Common Stock. To replace the H&Q Software Sector Index, the Corporation has selected the RDG Software Composite Index. The Corporation has included the performance of the H&Q Software Sector Index through the fiscal year ended December 31, 2001 to provide a point of comparison against the RDG Software Composite Index.

AUDIT COMMITTEE REPORT

      The Board of Directors of the Corporation has appointed an audit committee (the “Audit Committee”) to assist the Board of Directors with its oversight responsibilities, including:

(1)	reviewing and maintaining the adequacy of the Corporation’s internal processes and controls in regards to its financial reporting and the overall accuracy and reliability of the Corporation’s financial reports to the public;

(2)	ascertaining the independence of, and overseeing the performance of, the Corporation’s independent auditors; and

(3)	providing guidance on the Corporation’s compliance with legal and regulatory requirements related to its financial reporting.

      The Audit Committee was composed of Messrs. Burnes, Kamra, and Wadsworth from January 1, 2002 until September 23, 2002. On September 24, 2002, Mr. Cooper was appointed to the Board of Directors and the Audit Committee. From September 24, 2002 through October 11, 2002, the Audit Committee was composed of Messrs. Burnes, Cooper, Kamra, and Wadsworth. Following the Audit Committee meeting on October 11, 2002, Mr. Kamra resigned as a member of the Audit Committee, but remained on the Board of Directors. Following his resignation, the Audit Committee was composed of Messrs. Burnes, Cooper, and Wadsworth. Each Director, as evaluated by the Board of Directors in its business judgment (a) has met the independence requirements of the NASDAQ (i.e., the Board of Directors has determined that none of the committee members has a relationship to the Corporation that may interfere with his independence from the Corporation and its management) and (b) is financially literate.

      The Audit Committee regularly discusses with management and the independent auditors, the financial information of the Corporation and the Corporation’s systems of internal controls and its audit process. Each fiscal year, the Audit Committee recommends to the Board of Directors the appointment of the independent auditors and reviews the performance of the auditors and their independence from the management of the Corporation. The Audit Committee met with the independent auditors (both independently and with the Corporation’s management) to review the issues required to be addressed by the Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards), including various issues relevant to the audit, including: (1) the Corporation’s financial statements; (2) the report of the independent auditors on the results, scope, and terms of their work; and (3) the recommendations of the independent auditors regarding the financial practices and policies employed by the Corporation.

      The Board of Directors has adopted a written charter for the Audit Committee establishing the audit-related functions required of the Audit Committee. A copy of the charter was attached to the Corporation’s 2001 proxy statement.

      On June 10, 2002, the Corporation dismissed its independent auditors, Arthur Andersen LLP. Upon the recommendation of the Audit Committee, on June 10, 2002, the Board of Directors appointed PricewaterhouseCoopers LLP to serve as its independent auditors for the fiscal year ending December 31, 2002. The decision to dismiss Arthur Andersen LLP and to engage PricewaterhouseCoopers LLP was approved by the Audit Committee. Arthur Andersen LLP served as the Corporation’s independent auditors from the fiscal year ended December 31, 1986 to June 10, 2002.

      The reports of Arthur Andersen LLP on the Corporation’s financial statements for the fiscal years ended December 31, 2000 and December 31, 2001 contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.

      In connection with the audits performed by Arthur Andersen LLP for the fiscal years ended December 31, 2000 and December 31, 2001, and through the date of the dismissal of Arthur Andersen LLP, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreements in its reports on the Corporation’s financial statements for such year.

During the fiscal years ended December 31, 2000 and December 31, 2001, and through the date of the dismissal of Arthur Andersen LLP, there did not occur any reportable events as described under Item 304 (a)(1)(v) of Regulation S-K. The Corporation filed with the Securities and Exchange Commission a current report on Form 8-K on June 14, 2002, disclosing the dismissal of Arthur Andersen LLP, the engagement of PricewaterhouseCoopers LLP and other required information.

      During the fiscal years ended December 31, 2000 and December 31, 2001 and through the date of their appointment as the Corporation’s independent auditors, the Corporation did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, or any other matters or reportable events listed in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

      As part of its obligations, the Audit Committee reviewed the Corporation’s audited financial statements and met with both management and PricewaterhouseCoopers LLP to review and discuss the Corporation’s financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has received from, and discussed with, PricewaterhouseCoopers LLP, the written disclosure, the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the independence of PricewaterhouseCoopers LLP.

      Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

      Representatives from PricewaterhouseCoopers LLP, the Corporation’s independent auditor for the current fiscal year and the most recently completed fiscal year, will be in attendance at the Annual Meeting. The representatives from PricewaterhouseCoopers LLP will have an opportunity to make a statement regarding their services and will be available to respond to questions.

  Audit Fees

      The aggregate fees billed to the Corporation by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal year ended December 31, 2002 and for the review of the financial statements included in the Corporation’s Forms 10-Q for the fiscal year ended December 31, 2002 and for other audit services that, generally, only the Corporation’s principal accountant can provide, were $188,700. PricewaterhouseCoopers LLP was appointed as the independent auditor of the Corporation on June 10, 2002 and did not provide any professional services prior to that date.

      The aggregate fees billed to the Corporation by Arthur Andersen LLP for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal year ended December 31, 2002 and for the review of the financial statements included in the Corporation’s Forms 10-Q for the fiscal year ended December 31, 2002 and for other audit services that, generally, only the Corporation’s principal accountant can provide, were $12,000. The aggregate fees billed to the Corporation by Arthur Andersen LLP for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal year ended December 31, 2001 and for the review of the financial statements included in the Corporation’s Forms 10-Q for the fiscal year ended December 31, 2001 and for other audit services that, generally, only the Corporation’s principal accountant can provide, were $95,250.

      The aggregate fees billed to the Corporation by KPMG LLP for professional services provided by KPMG LLP in connection with statutory or regulatory filings or engagements for the fiscal year ended December 31, 2002 were $8,250. The aggregate fees billed to the Corporation by KPMG LLP for professional services provided by KPMG LLP in connection with statutory or regulatory filings or engagements for the fiscal year ended December 31, 2001 were $14,300.

      During the last two fiscal years, the Corporation’s independent auditors were Arthur Andersen LLP and PricewaterhouseCoopers LLP. On June 10, 2002, the Corporation dismissed Arthur Andersen LLP as its independent auditor. On the date of dismissal of Arthur Andersen LLP, the Corporation appointed PricewaterhouseCoopers LLP to serve as the Corporation’s independent auditor. KPMG LLP served as the independent auditor for FirstSense Software, Inc., a company acquired by the Corporation during the fiscal year ended December 31, 2000. Although, KPMG LLP never served as the Corporation’s independent auditor, the Corporation was billed for professional services provided by KPMG LLP in connection with the preparation of an Independent Accountants’ Consent for each of the last two fiscal years filed as an exhibit to the Corporation’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission. KPMG LLP did not render any other professional services to the Corporation during the last two fiscal years except as stated above.

  Audit-Related Fees

      The aggregate fees billed to the Corporation by PricewaterhouseCoopers LLP for audit-related services that are not reported as Audit Fees for the fiscal year ended December 31, 2002 were $29,250. PricewaterhouseCoopers LLP was appointed as the independent auditor of the Corporation on June 10, 2002 and did not provide any professional services prior to that date. The fees comprising Audit-Related Fees rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2002 were for an audit of the employee benefit plans provided by the Corporation and other accounting consultations.

      The aggregate fees billed to the Corporation by Arthur Andersen LLP for audit-related services that are not reported as Audit Fees for the fiscal year ended December 31, 2002 were $0. The aggregate fees billed to the Corporation by Arthur Andersen LLP for audit-related services that are not reported as Audit Fees for the fiscal year ended December 31, 2001 were $15,000. The fees comprising Audit-Related Fees rendered by Arthur Andersen LLP for the fiscal year ended December 31, 2001 were for an audit of the employee benefit plans provided by the Corporation.

  Tax Fees

      The aggregate fees billed to the Corporation by PricewaterhouseCoopers LLP for professional services for tax compliance, tax advice, and tax planning for the fiscal year ended December 31, 2002 were $81,295. PricewaterhouseCoopers LLP was appointed as the independent auditor of the Corporation on June 10, 2002 and did not provide any professional services prior to that date. The fees comprising Tax Fees rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2002 were for tax compliance services, including the preparation of original and amended tax returns and claims for refund and tax payment planning services and tax planning and tax advice.

      The aggregate fees billed to the Corporation by Arthur Andersen LLP for professional services for tax compliance, tax advice, and tax planning for the fiscal year ended December 31, 2002 were $0. The aggregate fees billed to the Corporation by Arthur Andersen LLP for professional services for tax compliance, tax advice, and tax planning for the fiscal year ended December 31, 2001 were $95,850. The fees comprising Tax Fees rendered by Arthur Andersen LLP for the fiscal year ended December 31, 2001 were for tax compliance services, including the preparation of original and amended tax returns and claims for refund and tax payment planning services and tax planning and tax advice.

  All Other Fees

      The aggregate fees billed to the Corporation by PricewaterhouseCoopers LLP and Arthur Andersen LLP for the last two fiscal years for all services, other than audit services, audit-related services, or tax services as stated above, were $0.

      The Audit Committee has determined that the provision of the services provided by PricewaterhouseCoopers LLP and Arthur Andersen LLP as set forth herein are compatible with maintaining the independence of PricewaterhouseCoopers LLP and Arthur Andersen LLP.

Audit Committee

Richard M. Burnes, Jr. (Chair)
Jack M. Cooper
Robert M. Wadsworth

EQUITY COMPENSATION PLAN INFORMATION

      The Corporation maintains six equity compensation plans under which the Corporation’s equity securities are authorized for issuance to the Corporation’s employees and/or directors.

•	1995 Stock Option Plan (1)

•	1997 Stock Option Plan, as amended

•	1997 Non-Employee Director Stock Option Plan, as amended

•	1997 Employee Stock Purchase Plan (2)

•	2000 Non-Executive Employee Equity Incentive Plan (3)

•	2001 Non-Executive Employee Stock Purchase Plan

      Except for the 1995 Stock Option Plan (the “1995 Stock Plan”) and the 2000 Non-Executive Employee Equity Incentive Plan (the “2000 Non-Executive Employee Plan”), each of the foregoing equity compensation plans was approved by the stockholders of the Corporation. The following table presents information about these plans as of December 31, 2002.

			Number of securities
			remaining available
			for future issuance
	Number of securities	Weighted-average	under equity
	to be issued upon	exercise price of	compensation plans
	exercise of	outstanding	(excluding securities
	outstanding options,	options, warrants	reflected in
	warrants, and rights	and rights	column (a)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,711,797	$25.45	953,368
Equity compensation plans not approved by security holders	1,466,098	$10.51	532,056

Total	4,177,895	$20.21	1,485,424

(1)	There are no securities remaining available for future issuance under the 1995 Stock Plan. The Corporation’s ability to make additional grants or awards under the 1995 Stock Plan was terminated upon the completion of the Corporation’s initial public offering in October 1997; however, the 1995 Stock Plan continues to govern all options, awards and other grants granted and outstanding under the 1995 Stock Plan. As of December 31, 2002, options to purchase up to an aggregate of 51,235 shares of Common Stock were outstanding under the 1995 Stock Plan, at a weighted average exercise price of $4.36 per share.

(2)	There are no securities remaining available for issuance under the 1997 Employee Stock Purchase Plan. All securities available for issuance under the 1997 Employee Stock Purchase Plan were dispersed to employees of the Corporation pursuant to the terms of the 1997 Employee Stock Purchase Plan.

(3)	As of December 31, 2002, options to purchase up to an aggregate of 1,414,863 shares of Common Stock were outstanding under the 2000 Non-Executive Employee Plan, at a weighted average exercise price of $10.73 per share.

1995 Stock Option Plan

      The purpose of the 1995 Stock Plan is to provide a means by which selected employees of the Corporation may be given an opportunity to benefit from increases in value of the Common Stock pursuant to options which qualify as “incentive stock options” (ISOs) under Section 422(b) of the Internal Revenue Code of 1986 and nonqualified stock options to directors, executive officers, and employees of the Corporation. The Corporation’s ability to make additional grants or awards under the 1995 Stock Plan was terminated upon the completion of the Corporation’s initial public offering in October 1997; however, the 1995 Stock Plan continues to govern all options, awards and other grants granted and outstanding under the 1995 Stock Plan. As of December 31, 2002, options to purchase up to an aggregate of 51,235 shares of Common Stock were outstanding, at a weighted average exercise price of $4.36 per share.

      Pursuant to the terms of the 1995 Stock Plan, ISOs were granted at an exercise price not less than the fair market value per share of Common Stock on the date of grant, as determined by the Committee. The price per share relating to each nonqualified option granted under the 1995 Stock Plan shall not be less than the lesser of (i) the book value per share of Common Stock as of the end of the Corporation’s fiscal year immediately preceding the date of grant or (ii) 50% of the fair market value per share of Common Stock on the date of grant. In no event shall the aggregate fair market value (determined at the time the option was granted) of the Common Stock for which ISOs granted to any employee are exercisable for the first time during any calendar year (under all stock option plans of the Corporation) exceed $100,000.

      Each option shall expire on the date specified by the Committee, but not more than: (i) 10 years and one day from the date of the grant in the case of nonqualified options, (ii) 10 years from the date of grant in the case of ISOs generally, and (iii) 5 years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation. Each option granted under the 1995 Stock Plan shall be exercisable as follows: (i) the option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify; (ii) once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the option, unless otherwise specified by the Committee; (iii) each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable; and (iv) the Committee shall have the right to accelerate the date of exercise for any installment of any option except that no acceleration with regard to ISOs granted to an employee (and not previously converted into a nonqualified stock option), may violate the applicable annual vesting limitation contained in the Internal Revenue Code.

      If an employee granted an ISO option ceases to be employed by the Corporation (other than by death or disability), no further installments of the ISOs shall become exercisable, and the exercisable ISOs shall terminate after the passage of 60 days from the date of termination of employment, but in no event later than the specified termination date of the ISO option, except to the extent that such ISOs have been converted into nonqualified stock options pursuant to the terms of the 1995 Stock Plan. In granting any nonqualified stock options, the Committee may specify that such nonqualified stock options shall be subject to restrictions set forth in the 1995 Stock Plan with respect to ISOs, or to such other termination or cancellation provisions as the Committee may determine.

2000 Non-Executive Employee Equity Incentive Plan

      The purpose of the 2000 Non-Executive Employee Plan is to provide a means by which selected employees of the Corporation may be given an opportunity to benefit from increases in value of the Common Stock through the granting of: (i) non-statutory stock options, (ii) stock bonuses, (iii) restricted stock, (iv) stock appreciation rights, and (v) other awards based upon the Common Stock on such terms and conditions as the Committee may determine. The eligible participants under 2000 Non-Executive Employee Plan are non-executive employees of the Corporation. The Corporation may not grant stock awards to executive officers and directors of the Corporation pursuant to the Plan. As of December 31, 2002, options to purchase up to an aggregate of 1,414,863 shares of Common Stock were outstanding, at a weighted average exercise price of $10.73 per share

      Pursuant to the terms of 2000 Non-Executive Employee Plan, the exercise price of each stock option shall be set by the Committee at the time each option is granted, but in no event shall any exercise price be less than the par value of the Common Stock. No option shall be exercisable after the expiration of 10 years from the date that the option was granted. The total number of shares of Common Stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The option agreement between the Corporation and the non-executive employee may provide that from time to time during each installment period, that the option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option became vested but was not fully exercised. The option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Committee may deem appropriate.

      Upon termination of employment (other than upon the employee’s death or disability), the employee may exercise his or her option, but only within such period of time ending on the earlier of: (i) 90 days after termination of employment or such period of time specified in the option agreement, or (ii) the expiration of the option’s term, and only to the extent that the employee was entitled to exercise the option at the date of termination. If, at the date of termination, the employee is not entitled to exercise his or her entire option, the shares covered by the unexercisable portion of the option shall revert to, and again become available for, issuance under the 2000 Non-Executive Employee Plan. If, after termination, the employee does not exercise his or her option within the time specified in the option agreement, the option shall terminate, and the shares covered by such option shall revert to, and again become available for, issuance under the 2000 Non-Executive Employee Plan.

      In the event there is any change in the shares of Common Stock through the declaration of stock dividends or through recapitalizations resulting in stock subdivisions or combinations or exchanges of shares or otherwise, the number of shares available for options, the exercise price of outstanding options, and the number of shares subject to any option shall be appropriately adjusted by the Committee.

      The Committee may suspend or terminate the 2000 Non-Executive Employee Plan at any time. No stock awards may be granted under the 2000 Non-Executive Employee Plan while the 2000 Non-Executive Employee Plan is suspended or after it is terminated. Rights and obligations under any stock award granted while the 2000 Non-Executive Employee Plan is in effect shall not be impaired by suspension or termination of the 2000 Non-Executive Employee Plan, except with consent of the person to whom the stock award was granted.

STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the Corporation’s proxy materials to be furnished to all stockholders entitled to vote at the 2004 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at the Corporation’s principal executive offices not later than November 25, 2003.

      Under the Corporation’s By-Laws, stockholders who wish to make a proposal at the 2004 Annual Meeting of Stockholders, other than one that will be included in the Corporation’s proxy materials, must send notice in written form to the Clerk of the Corporation (whose name appears on the cover of this proxy statement) at the Corporation’s principal executive offices. To be considered timely, the notice must be delivered to or mailed to and received at the principal executive offices not less than 60 days nor more than 90 days prior to the date of the 2004 Annual Meeting of Stockholders, regardless of any postponements, deferrals, or adjournments of the 2004 Annual Meeting of Stockholders to a later date. If a stockholder who wishes to present a proposal fails to notify the Corporation by these deadlines, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Corporation’s Restated By-Laws, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the 2004 Annual Meeting of Stockholders will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to minimize controversy as to the date on which a proposal was received by the Corporation, it is suggested that stockholders submit their proposals by Certified Mail — Return Receipt Requested.

EXPENSES AND SOLICITATION

      The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks and brokers to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. Such officers and employees will receive no additional compensation for such service. The Corporation may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Corporation does so, it will pay such firm’s customary fees and expenses.

      To the extent that this proxy statement has been, or will be, incorporated by reference by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report,” “Audit Committee Report,” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

CCR-PS-03

DETACH HERE	ZCCM42

PROXY

CONCORD COMMUNICATIONS, INC.

Proxy for the Annual Meeting of Stockholders to be held April 30, 2003

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Douglas A. Batt and Melissa H. Cruz, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote at an annual meeting of stockholders of Concord Communications, Inc. (the “Company”) to be held at the offices of the Company, 600 Nickerson Road, Marlborough, Massachusetts 01752, on April 30, 2003 at 8:00 a.m., Eastern Daylight Time, or at any adjournments or postponements thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 2.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CONCORD COMMUNICATIONS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCCM41

☒	Please mark votes as in this example

CONCORD COMMUNICATIONS, INC.

1.	Election of Directors.

	Nominees:	(01)	John A. Blaeser
		(02)	Richard M. Burnes, Jr.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above

2.	To transact such other business as may properly come before the meeting and any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature:	Date:	Signature:	Date: